Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, William Lieberman, the Chief Executive Officer and Chief Financial Officer of Trilliant Exploration Corporation, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Annual Report on Form 10-K of Trilliant Exploration Corporation for the six month period ended June 30, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Trilliant Exploration Corporation.

Date: August 23, 2010

/s/ "William Lieberman"
William Lieberman President, Chief Executive Officer

/s/ "William Lieberman"
William Lieberman Chief Financial Officer, Principal Accounting Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Trilliant Exploration Corporation and will be retained by Trilliant Exploration Corporation and furnished to the Securities and Exchange Commission or its staff upon request.